UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 3, 2012

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

As described in a current report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2012, Cano Petroleum, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement dated March 7, 2012 among the Company and its direct and indirect subsidiaries and NBI Services, Inc. (the “Stock Purchase Agreement”).  In connection with the marketing process contemplated by the Company’s Chapter 11 bankruptcy case, the Company is filing with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, the disclosure schedules to the Stock Purchase Agreement (the “Disclosure Schedules”).  A copy of the Disclosure Schedules is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in Item 7.01 of this report, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits.

99.1                        Disclosure Schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: April 3, 2012
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer

INDEX TO EXHIBITS

Item	Exhibit

99.1	Disclosure Schedules.